Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350
In connection with the Quarterly Report on Form 10-Q of VWR Funding, Inc. (the “Company”) for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John M. Ballbach, Chairman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John M. Ballbach
Name:	John M. Ballbach
Title:	Chairman, President and Chief Executive Officer
Dated: November 9, 2009